                                                                    EXHIBIT 10.1
                                                                    ------------

                 WAIVER, CONSENT, AGREEMENT AND FIFTH AMENDMENT
                 ----------------------------------------------

     WAIVER, CONSENT, AGREEMENT AND FIFTH AMENDMENT (this "Agreement"), dated as of July 19, 1995, among AUTOTOTE CORPORATION ("Holdings"), AUTOTOTE SYSTEMS, INC. (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided by such terms in the Credit Agreement referred to below.


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 31, 1991, and amended and restated as of October 30, 1992, and amended and restated as of June 4, 1993, and further amended and restated as of April 28, 1994 (as further amended, modified or supplemented through the date hereof, the "Credit Agreement") as herein provided;

     WHEREAS, Holdings and the Borrower have requested the amendment to and waiver of certain provisions of the Credit Agreement as herein provided;

     WHEREAS, during the Waiver Period (as hereinafter defined), Holdings intends to work with its advisors to come up with a plan to raise additional equity financing and dispose of certain assets of Holding and its Subsidiaries; and

     WHEREAS, subject to and on the terms and conditions set forth herein, the Banks are willing to grant such amendments and waivers;

     NOW THEREFORE, it is agreed:

I.  Consents, Waivers and Agreements

     1. The Banks hereby waive compliance by Holdings and the Borrower with the terms and covenants contained in Sections 9.09, 9.10, 9.11 and 9.17 of the Credit Agreement for the period (the "Waiver Period") beginning on July 14, 1995 and ending on the Waiver Termination Date (as defined in Section II (3) below); provided, however, that the waiver contained in this Section 1 shall cease to be of any force or effect (including with respect to compliance with the covenants contained in Sections 9.09, 9.10,
9.11 and 9.17 of the Credit Agreement for periods which ended during the Waiver Period) on the Waiver Termination Date.


     2. Holdings, the Borrower and the Banks hereby agree that Holdings and the Borrower shall be required to observe the additional covenants set forth below in this Section 2:

          a)  Minimum Consolidated Net Worth.  Holdings and the Borrower will
              ------------------------------
          not permit Holdings' Consolidated Net Worth at any time during a fiscal month set forth below to be less than the amount set forth opposite such fiscal month below:

          Fiscal Month Ended      Amount
          ------------------    -----------

          July 31, 1995         $12,237,000
          August 31, 1995       $10,798,000
          September 30, 1995    $ 9,646,000
          October 31, 1995      $ 9,358,000


          b)   Minimum Consolidated EBITDA.  Holdings and the Borrower will not
               ---------------------------
          permit Consolidated EBITDA for the fiscal quarter ending July 31, 1995 to be less than $8,500,000 (without giving effect to any restructuring charges, write-offs or other non-recurring charges in an aggregate amount not to exceed $23,000,000).

          c)  Supporting Calculations.  No later than 30 days after the end of
              -----------------------
          each fiscal month set forth in a) or b) above, Holdings shall deliver a certificate of its chief financial officer setting forth the calculations required to establish whether Holdings and the Borrower were in compliance with the provisions of this Section 2 as at the end of such fiscal month.

          3. Notwithstanding anything to the contrary contained in Section 1.09 of the Credit Agreement, during the Waiver Period the Borrower shall not be permitted to select an Interest Period in excess of a two month period with respect to any Eurodollar Loan.

          4. Notwithstanding anything to the contrary contained in Section 9.02(vi) of the Credit Agreement, during the Waiver Period neither Holdings nor any of its Subsidiaries may acquire, or commit to acquire, the assets constituting all or any part of the business of any Person or the capital stock of any Person (including any such acquisition by way of merger or consolidation) without the prior written consent of the Required Banks.

          5. Notwithstanding anything to the contrary contained in Section 9.05 of the Credit Agreement, any Indebtedness (other than Loans) incurred, or committed to be incurred, during the Waiver Period by Holdings or any of its Subsidiaries in an aggregate principal amount in excess of $100,000 shall be subject to the prior written consent of the Required Banks.

          6. Notwithstanding anything to the contrary contained in Section 9.04 of the Credit Agreement, the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) payable under any agreements to rent or lease any real or personal property (or any extension or renewal of any existing or hereafter entered into agreement to rent or lease any such property) entered into, or committed to be entered into, during the Waiver Period by Holdings or any of its Subsidiaries in excess of $1,000,000, either individually or in the aggregate for all such entities, shall be subject to the prior written consent of the Required Banks.

          7. Notwithstanding anything to the contrary contained in Section 9.08 of the Credit Agreement, any Capital Expenditures made, or committed to be made, during the Waiver Period by Holdings or any of its Subsidiaries in excess of $1,000,000, either individually or in the aggregate for all such entities, shall be subject to the prior written consent of the Required Banks in each case without giving effect to any written commitments with third parties to make Capital Expenditures which were entered into prior to the Agreement Effective Date (as defined in Section III (5) below).

          8. On or prior to August 10, 1995, Holdings hereby agrees to have a conference call with the Banks for the purpose of discussing the results of operations for Holdings and its Subsidiaries during the Waiver Period (assuming for the purpose of this Section I (8) that the Waiver Period ends on October 14,
1995), the status of Holdings' plans to raise additional equity financing and disposal of certain assets and the items to be delivered pursuant to Section I
(11) of this Agreement.

          9. Holdings hereby agrees to have, on September 14, 1995, a meeting with the Banks for the purpose of discussing the results of operations for Holdings and its Subsidiaries during the Waiver Period (assuming for the purpose of this Section I (9) that the Waiver Period ends on October 14, 1995) and the status of Holdings' plans to raise additional equity financing and dispose of certain assets.

          10. Subject to the terms of this Section I (10), Holdings acknowledges that the Banks will retain (at Holdings' and the Borrower's expense, which shall be reimburseable pursuant to Section 13.01 of the Credit Agreement) Coopers & Lybrand for the purpose of analyzing Holdings' cash flow, capital requirements and other matters to be determined by the Required Banks and for a period to be determined by the Required Banks. Holdings will have the opportunity to review Coopers & Lybrand's estimate for its scope of work (including the payment of any retainer as well as the scope of work itself with such estimate (including the retainer amount and related fees and expenses) to be payable to Coopers & Lybrand and the scope of Coopers & Lybrand's analysis to be mutually satisfactory to Holdings and the Required Banks.

          11.  (a)  Holdings hereby agrees to, on or prior to August 10, 1995:

               (i) deliver to the Banks a certificate in form and substance satisfactory to the Agent and the Required Banks executed by the chief financial officer of Holdings setting forth in reasonable detail the projected sources and uses of cash during each weekly period during the Waiver Period (assuming for the purpose of this clause (ii) that the Waiver Period ends on October 31, 1995) (the "Initial Cash Flow Statement") as well as the projected amount of Revolving Loans and/or Swingline Loans to be incurred by the Borrower during each such weekly period (the "Weekly Projected Borrowing Amount"); and

               (ii) cause the Borrower to grant to the Collateral Agent for the benefit of the Secured Creditors a security interest in the Real Property owned by the Borrower located in Windsor Locks, Connecticut and New Haven, Connecticut pursuant to the terms and conditions contained in Section 8.11(b) of the Credit Agreement.

               (b) In addition, Holdings shall continue to deliver a certificate, executed by the chief financial officer of Holdings (each a "Revised Cash Flow Statement") to each of the Banks on the first Thursday occurring after the Agreement Effective Date and on each Thursday thereafter in each case indicating the actual sources and uses of cash for the immediately preceding Monday through Friday, the actual Borrowings of Loans during such weekly period, and (for those Revised Cash Flow Statements delivered after the Initial Cash Flow Statement has been delivered) any revisions to the Initial Cash Flow Statement (including an updated twelve week projected borrowing amount and an updated 12-weekly cash flow schedule); As used with respect to each Revised Cash Flow Statement, "updated twelve week" shall refer to each of the 12 weeks following the date of such Revised Cash Flow Statement even if some or all of such weeks occur after the end of the Waiver Period.

               (c) Holdings hereby further agrees that the scope, form and substance of the report to be delivered pursuant to Section I (10) of this Agreement, and the results of such report, are required to be satisfactory to the Agent and the Required Banks.

          12. Holdings and the Borrower hereby covenant and agree to use their best efforts to cause the holders of the Wellington Subordinated Debt to agree to defer all cash payments (including payments of interest) which would otherwise be owing with respect thereto during the Waiver Period (assuming for purposes of this Section I(12) that the Waiver Period ends on October 14, 1995) until at least February 14, 1996. No consideration shall be payable to the holders of the Wellington Subordinated Debt in connection with any such agreement unless otherwise agreed by the Required Banks. Furthermore, on or prior to August 10, 1995, Holdings shall have delivered to the Banks a report stating the status of the negotiations with the holders of the Wellington Subordinated Debt and any agreement reached with respect thereto. On August 10, 1995, the Waiver Termination Date shall occur unless the Required Banks are satisfied with the arrangements arrived at by Holdings and the Borrower, on the one hand, and the holders of the Wellington Subordinated Debt, on the other hand, with respect to the deferral of the cash payments which would otherwise be owing with respect to the Wellington Subordinated Debt as described above. Furthermore, Holdings and the Borrower acknowledge and agree that, if the Waiver Termination Date occurs on August 10, 1995, then on such date an Event of Default shall exist permitting acceleration of the obligations owing under the Credit Agreement.

          13.  On or prior to September 14, 1995:

               (i) Holdings shall have made arrangements satisfactory to the Agent and the Required Banks to raise additional cash either through the issuance of equity interests in Holdings or the sale of assets of Holdings or any of its Subsidiaries satisfactory to the Supermajority Banks in an aggregate amount of at least $5,000,000; and

               (ii) Holdings shall have delivered to the Banks a plan of recapitalization (in reasonable detail) for Holdings and its Subsidiaries approved by the Board of Directors of Holdings, which plan of recapitalization shall be in form and substance satisfactory to the Supermajority Banks and shall include, inter alia, information
                                                        ----- ----
          sufficient to indicate that Holdings and its Subsidiaries shall have sufficient liquidity to operate their respective businesses through the first anniversary of the Final Maturity Date, with such plan to take into account the reductions to the Total Revolving Loan Commitment to occur on December 31, 1995 in the amount of $10,000,000 and on April 30, 1996 in the amount of $25,000,000.

          14. Holdings, the Borrower and the Banks hereby expressly acknowledge and agree that (i) the waivers set forth in this Section I are conditioned on Holdings and the Borrower complying with each of the covenants and agreements contained in this Section I and there not occurring any Event of Default on or prior to the Waiver Termination Date (assuming for purposes of this Section I(14) that the Waiver Termination Date would otherwise occur on October 14,
1995) after giving effect to this Agreement and such waivers shall cease to exist upon the failure by Holdings or the Borrower to comply with any such covenant or agreement or the occurrence of such Event of Default and (ii) the Agent and the Banks shall have all of the rights and remedies provided for in the Credit Documents upon the failure by Holdings or the Borrower to comply with any such covenant or agreement or the occurrence and continuance of any Event of Default on or prior to the

Waiver Termination Date.

          15. Notwithstanding anything to the contrary contained in Section 9.03, during the Waiver Period Holdings will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries of the type referred to in any of the following clauses of said Section 9.03 (v), (vi), (vii), (viii) and (ix).

II.  Amendments to Credit Agreement

          1. On and after the Amendment Effective Date, Section 3.03 of the Credit Agreement shall be amended by (i) deleting clauses (b), (c) and (d) contained therein in their entirety and (ii) inserting in lieu thereof the following new clauses (b), (c) and (d):

               "(b) The Total Revolving Loan Commitment shall be permanently reduced on April 30, 1996 by an amount equal to $25,000,000.

               (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) from (i) any sale or issuance of its equity (including, without limitation, the issuance of capital stock, or options or warrants to purchase such capital stock) or from the exercise of options or warrants to purchase such equity or (ii) from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money to be incurred under Section 9.05 as said Section is in effect on the Restatement Effective Date), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to the net cash proceeds of the respective issuance of equity or incurrence of Indebtedness or such lesser amount as agreed to by the Required Banks; provided, however, that proceeds in an
                                    --------  -------
          aggregate amount equal to or less than $10,000,000 shall not be required to permanently reduce the Total Revolving Loan Commitment so long as the Borrower utilizes such proceeds to prepay Revolving Loans pursuant to Section 4.01 (without giving effect to Section 4.01(ii)).

               (d) In addition to any other mandatory commitment reductions pursuant to Section 3.03, on each date after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives proceeds from any sale of assets (excluding (i) sales of inventory in the ordinary course of business and (ii) sales of equipment and related software to customers of the Borrower or any other Subsidiary of Holdings in the ordinary course of business pursuant to the terms of the respective wagering systems equipment contracts or similar contracts to which such Person is a party), the Total

          Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Sale Proceeds thereof or such lesser amount as agreed to by the Supermajority Banks; provided, however, that
                                                   --------  -------
          proceeds in an aggregate amount equal to or less than $10,000,000 shall not be required to permanently reduce the Total Revolving Loan Commitment so long as the Borrower utilizes such proceeds to prepay Revolving Loans pursuant to Section 4.01 (without giving effect to Section 4.01(ii)).".

          2. On and after the Agreement Effective Date, Section 10 of the Credit Agreement is hereby amended by (i) inserting the word "or" immediately after the semi-colon contained in Section 10.10 and (ii) adding the following new Section 10.11 immediately after Section 10.10:

          "10.11 Other Events. (i) Holdings or the Borrower shall fail to observe or perform any of the covenants contained in the July 1995 Agreement, (ii) for any other reason (including without limitation the failure to obtain the agreements specified in Section I(12) of the July 1995 Agreement) the Waiver Termination Date shall occur before October 14, 1995, (iii) Holdings or the Borrower shall fail to comply with any of the agreements contained in Section III(1) of the July 1995 Agreement to the satisfaction of the Required Banks or (iv) the report to be delivered to the Banks pursuant to Section I (10) of the July 1995 Agreement is not delivered on or prior to August 10, 1995;".

          3. On and after the Agreement Effective Date, Section 11 of the Credit Agreement shall be amended by inserting in the appropriate alphabetical order the following new definitions:

          "July 1995 Agreement" shall mean the Waiver, Consent, Agreement and Amendment to this Agreement, dated as of July 19, 1995.

          "July 1995 Agreement Effective Date" shall mean the Agreement Effective Date as defined in the July 1995 Agreement.

          "Supermajority Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%".

          "Waiver Termination Date" shall mean the earliest to occur of (x) August 10, 1995, unless all actions required to be taken by Sections I(12) and III(1)(b) of the July 1995 Agreement have been taken to the satisfaction of the Required Banks on or prior to such date, (y) October 14, 1995 and (z) any date occurring after the July 1995 Agreement Effective Date and prior to October 14, 1995 upon which Holdings or the Borrower have failed to comply with any of the covenants and agreements contained in the July 1995 Agreement or upon which an Event of Default has occurred pursuant to the Credit Agreement; provided that if any provision of the July 1995 Agreement requires that an action be taken to the satisfaction of the Required Banks, the Required Banks may declare that the Waiver Termination Date has occurred (in which case it shall occur) if the Required

Banks determine that the respective action has not been taken to their satisfaction.

          4. On and after the Agreement Effective Date, Section 13.06(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

          "Notwithstanding anything to the contrary contained in this Agreement, if at any time when a payment of principal, interest or fees is due and owing with respect to more than one Tranche of Loans and the Borrower repays less than the full amount of all such Obligations in respect of all such Tranches of Loans, then the payment or payments received by the Agent in respect of such Obligations shall be allocated proportionally among the respective Tranches of Loans based on the relative Total Revolving A Loan Commitment and Total Revolving B Loan Commitment as then in effect (or after the termination thereof, based on the aggregate outstanding principal amounts of such Tranche of Loans).

          5. Notwithstanding anything to the contrary contained in this Agreement or in the Credit Agreement, any determination required to be made by the Agent, the Required Banks or the Supermajority Banks, or any documentation which is required to be satisfactory to the Agent, the Required Banks or the Supermajority Banks, shall, unless otherwise expressly provided, be made by (or required to be satisfactory to) the Agent, the Required Banks or the Supermajority Banks in their sole discretion.

III.  Miscellaneous Provisions

          1. In order to induce the Banks to enter into this Agreement, Holdings agrees:

          (a) to pay to each Bank which has signed a copy of this Agreement and delivered by facsimile transmission an executed signature page hereof to Bankers Trust Company, Attention: Christopher Kinslow (Facsimile No. (212) 250-7218), a fee equal to 1% of such Bank's Revolving Loan Commitment as in effect on July 19, 1995. Such fee shall be deemed earned and payable on the Agreement Effective Date. However, the Agent and the Banks hereby agree that, notwithstanding the foregoing, it shall not be an Event of Default under the Credit Agreement (and the time for payment thereof by Holdings is hereby extended to) the earliest of (w) the date, if any, that the maturity of the Loans is accelerated in accordance with the provisions of Section 10 of the Credit Agreement, (x) June 30, 1996 or (y) the date upon which Holdings or any of its Subsidiaries receives cash proceeds from the sale of assets and/or the issuance of equity in an aggregate amount equal to or in excess of $10,000,000 for Holdings and its Subsidiaries on a consolidated basis; and

          (b) to deliver to the Agent, for distribution to the Banks based upon such Bank's Percentage as in effect on the Agreement Effective Date, warrants to purchase 385,000 shares of common stock of Holdings (adjusted to account for dilutive events, if any, occurring on or after the Agreement Effective
     Date), such warrants to contain an exercise price of $3.00 per share (which is the closing price of Holdings' common stock on July 18, 1995) (subject to adjustment for dilutive events, etc.), with the documentation relating to such warrants (to be prepared by counsel to the Agent and at the expense of the Borrower) and all of the terms and conditions contained therein to be in form and substance satisfactory to the Required Banks, such warrants to be delivered to the Agent on or prior to August 10, 1995.

          2. In order to induce the Banks to enter into this Agreement, each of Holdings and the Borrower hereby represents and warrants that:

          (a) no Default or Event of Default exists on the Agreement Effective Date, after giving effect to this Agreement; and

          (b) on the Agreement Effective Date, after giving effect to this Agreement, all representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects.

          3. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts of this Agreement shall be lodged with Holdings, the Borrower and the Agent.

          4. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Agreement shall become effective on the date (the "Agreement Effective Date") when (i) each of Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent and (ii) Holdings shall confirm to the Banks that Holdings and Coopers & Lybrand have established a payment schedule with respect to fees due and owing to Coopers & Lybrand, satisfactory to Holdings and Coopers & Lybrand, and Holdings shall remain current pursuant to such payment schedule during the Wavier Period and thereafter.

          6. From and after the Agreement Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

          7. This Agreement is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                                 *     *     *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.


                           AUTOTOTE CORPORATION


                           By /s/ Martin E. Schloss
                             --------------------------------
                           Title: Vice President


                           AUTOTOTE SYSTEMS, INC.


                           By /s/ Martin E. Schloss
                             --------------------------------
                           Title: Vice President


                           BANKERS TRUST COMPANY,
                           Individually and as Agent


                           By /s/ Christopher Kinslow
                             --------------------------------
                           Title: Vice President



                           BANK OF IRELAND,
                           GRAND CAYMAN BRANCH


                           By /s/ John Cusack
                             --------------------------------
                           Title: Assident Treasurer


                           BANK POLSKA KASA OPIEKI, S.A.


                           By  /s/ William A. Shea
                             --------------------------------
                           Title: Vice President
                                  Senior Lending Officer

                           BHF-BANK AG


                           By /s/ Robert Suehnholz
                             --------------------------------
                           Title: Senior Vice President

                           By /s/ Evon Contos
                             --------------------------------
                           Title: Vice President


                           CREDITANSTALT CORPORATE
                           FINANCE, INC.


                           By /s/ A.W. Seidel
                             --------------------------------
                           Title: Vice President


                           By /s/ Peter Halter
                             --------------------------------
                           Title: Vice President


                           DELAWARE TRUST COMPANY


                           By /s/ James H. Noon
                             --------------------------------
                           Title: Vice President


                           EUROPEAN AMERICAN BANK


                           By /s/ Dennis Nochowitz
                             --------------------------------
                           Title: Assistant Vice President


                           FLEET BANK OF MASSACHUSETTS, N.A.


                           By /s/ Michael Palmer
                             --------------------------------
                           Title: Vice President

                           GIROCREDIT BANK AG DER SPARKASSEN,
                           GRAND CAYMAN ISLAND BRANCH


                           By /s/ Richard R. Stone
                             --------------------------------
                           Title: First Vice President

                           By /s/ Sharad Gupta
                             --------------------------------
                           Title: Vice President